Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. ANNOUNCES

PRICING OF OFFERING OF SENIOR SECURED NOTES DUE 2027

San Antonio, TX, August 9, 2019 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) announced today that it priced an offering of $1,250 million aggregate principal amount of 5.125% Senior Secured Notes due 2027 (the “Notes”). The aggregate principal amount of Notes to be sold was decreased by $10 million from the aggregate principal amount previously announced to reflect an equivalent decrease in the agreed upon original issue discount on the Company’s proposed new $2,000 million term loan B facility, which also priced and was allocated today. The issuance and sale of the Notes is expected to be completed on August 23, 2019, subject to customary closing conditions.

The Notes will be guaranteed on a senior secured basis by certain of the Company’s wholly-owned domestic subsidiaries. The Notes and the related guarantees will be secured, subject to permitted liens and certain other exceptions, on a first-priority basis by security interests in all of the Company’s and the guarantors’ assets securing the Company’s new senior secured credit facilities referred to below (other than accounts receivable and related assets), and on a second-priority basis by accounts receivable and related assets securing the Company’s new receivables-based credit facility referred to below.

The offering of the Notes is part of a refinancing transaction whereby the company intends to enter into new senior secured credit facilities consisting of the $2,000 million term loan B facility and a $175 million revolving credit facility and enter into a new receivables-based credit facility. The Company expects to close these transactions concurrently with the closing of the Notes.

The Company intends to use the proceeds from the Notes, together with proceeds from the term loan B facility and cash on hand, to (i) redeem all of the outstanding 6.50% Series A and Series B Senior Notes due 2022 of the Company’s wholly-owned subsidiary, Clear Channel Worldwide Holdings, Inc. (“CCWH”), (ii) redeem all of the outstanding 8.75% Senior Notes due 2020 of the Company’s wholly-owned subsidiary, Clear Channel International B.V. (“CCIBV”), and (iii) pay fees and expenses related to the refinancing transactions. As previously announced, on August 5, 2019, CCWH and CCIBV delivered conditional notices of redemption, calling the respective series of notes for payment on September 4, 2019. The redemptions are conditioned on the closing of the debt refinancing transactions and the receipt of net proceeds therefrom in an amount sufficient to pay the redemption prices. As a result, the notices may be rescinded or amended if necessary.

The Notes and related guarantees are being offered only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities and foreign securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell nor the solicitation of an offer to buy the Notes or any other securities. The offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on current Clear Channel Outdoor Holdings, Inc.’s management expectations. These forward-looking statements include all statements other than those made solely with respect to historical facts and include, but are not limited to, statements regarding the offering and the use of the proceeds of the Notes and the senior secured credit facilities. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, whether or not the offering will be consummated and the senior secured credit facilities and receivables-based credit facility will close on the terms contemplated or at all. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Clear Channel Outdoor Holdings, Inc.’s ability to control or predict. Clear Channel Outdoor Holdings, Inc. undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Media

Lucy Puddefoot

+44 (0) 20 7478 2284

Jason D. King

(212) 812-0064

Investors

Eileen McLaughlin

(646) 355-2399

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